Exhibit 23.01

Consent  of  Independent  Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Bioanalytical Systems, Inc. 1997 Employee Incentive Stock Option Plan of our report dated October 31, 1997 (except for
Note 10, as to which the date is November 21, 1997) with respect to the consolidated financial statements of Bioanalytical Systems, Inc. included in its Registration Statement on Form S-1 (No. 333-36429) dated November 24, 1997 filed with the Securities and Exchange Commission.


/s/  Ernst  &  Young  LLP








Indianapolis,  Indiana
June  1,  1998